UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 20, 2009

deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 20, 2009, deltathree, Inc. (the “Company”) and Effi Baruch, the Company’s interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology, entered into Amendment No. 2 (“Amendment No. 2”) to the Executive Employment Agreement between the Company and Mr. Baruch dated as of December 9, 2008 (the “Agreement”), as amended as of March 17, 2009 (“Amendment No. 1”). The material terms and conditions of the Agreement were summarized in, and a copy of the Agreement was attached as Exhibit 99.1 to, the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2008, and the material terms and conditions of Amendment No. 1 were summarized in, and a copy of Amendment No. 1 was attached as Exhibit 99.1 to, the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2009.  Pursuant to the terms of Amendment No. 2, in the event that Mr. Baruch’s employment is terminated by the Company without cause, the Company shall pay Mr. Baruch a lump sum payment equal to Mr. Baruch’s then-current monthly base salary multiplied by three (3) (the “Severance Payment”), provided that the Company shall not be required to pay the Severance Payment in the event that the Company or any subsidiary or affiliate thereof offers Mr. Baruch, and Mr. Baruch accepts, employment in any other position with the Company or any subsidiary or affiliate thereof.  All of the other terms and conditions of the Agreement, as amended, remain the same.

A copy of Amendment No. 2 is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	Amendment No. 2 to Executive Employment Agreement between the Company and Mr. Baruch, dated as of October 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:   /s/ Peter Friedman

Name:  Peter Friedman
Title:    General Counsel and Secretary

Dated: October 26, 2009